INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement
No. 33-24962 of American Skandia Trust on Form N-1A  of our report dated February 15, 2002, appearing in the annual report to shareholders of American Skandia Trust for the year ended December 31, 2001, and to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and
"Financial Statements" in the Statement of Additional Information, all of which are a part of such Registration
Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
April 26, 2002